UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 7, 2019

Oncternal Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12230 El Camino Real Suite 300 San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 434-1113

GTx, Inc.

17 W Pontotoc Ave.

Suite 100

Memphis, Tennessee 38103

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ONCT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 7, 2019, GTx, Inc. (the “Company”) completed its transaction with the Delaware corporation that was previously known as “Oncternal Therapeutics, Inc.” in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of March 6, 2019, (the “Merger Agreement”) by and among the Company, Grizzly Merger Sub, Inc. (“Merger Sub”), and Oncternal Therapeutics, Inc. (“Oncternal”), as amended by Amendment No. 1 Agreement and Plan of Merger and Reorganization entered into as of April 30, 2019 (the “Amendment” and the Merger Agreement, as amended by the Amendment, the “Amended Merger Agreement”), pursuant to which Merger Sub merged with and into Oncternal, with Oncternal surviving as a wholly owned subsidiary of the Company (the “Merger”).

Contingent Value Rights Agreement

On June 7, 2019, in connection with the Merger, the Company, Marc Hanover, as representative of the Company stockholders prior to the Merger, and Computershare Inc., as the Rights Agent, entered into a Contingent Value Rights Agreement (the “CVR Agreement”). For a description of the terms and conditions of the CVR Agreement, please refer to “Agreements Related to the Merger—CVR Agreement” in the Company’s prospectus/definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2019, which description is incorporated herein by reference.

The foregoing description of the CVR Agreement is not complete and is subject to and qualified in its entirety by reference to such agreement, a copy of which are attached as Exhibit 10.1, hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On June 7, 2019, in connection with, and prior to the completion of, the Merger, the Company effected a reverse stock split of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a ratio of one-for-seven (the “Reverse Stock Split”), and on June 7, 2019, immediately after completion of the Merger, the Company changed its name to “Oncternal Therapeutics, Inc.” Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Oncternal, which is a clinical-stage biopharmaceutical company focused on developing potential first-in-class therapies for cancers in which there is critical unmet medical need. The Company’s drug development efforts are focused on promising, yet untreated biological pathways implicated in cancer genesis and progression.

Under the terms of the Amended Merger Agreement, the Company issued shares of Common Stock to Oncternal’ stockholders at an exchange rate of approximately 0.073386 shares of Common Stock (the “Exchange Ratio”), after taking into account the Reverse Stock Split, for each share of Oncternal’s common stock outstanding immediately prior to the Merger. The exchange rate was determined through arms’-length negotiations between the Company and Oncternal. The Company also assumed all of the stock options and stock warrants for Oncternal’s capital stock outstanding immediately prior to the Merger, with such stock options and warrants henceforth representing the right to purchase a number of shares of Common Stock equal to the Exchange Ratio multiplied by the number of shares of Oncternal’s common stock or capital stock previously represented by such options and warrants.

Immediately after the Merger, there were approximately 15,369,823 shares of Common Stock outstanding, subject to rounding down any fractional shares as a result of the Reverse Stock Split as further described below. Immediately after the Merger, the former stockholders of Oncternal owned approximately 77.5% of the outstanding Common Stock, with the Company’s stockholders immediately prior to the Merger owning approximately 22.5% of the outstanding Common Stock.

The shares of Common Stock issued to the former stockholders of Oncternal were registered with the SEC on a Registration Statement on Form S-4 (Reg. No. 333-230758), as amended.

The Common Stock listed on the Nasdaq Capital Market, previously trading through the close of business on June 7, 2019 under the ticker symbol “GTXI,” will commence trading on the Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “ONCT” on June 10, 2019. The Common Stock has a new CUSIP number, 68236P107.

The foregoing description of the Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2018 and the full text of the Amendment that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2019, respectively, and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

As previously disclosed, at a special meeting of the Company’s stockholders held on June 5, 2019 (the “Special Meeting”), the Company’s stockholders approved the Reverse Stock Split and approved an amendment to the Amended and Restated Articles of Incorporation of the Company to change the corporate name of the Company from “GTx, Inc.” to “Oncternal Therapeutics, Inc.” (the “Name Change”).

On June 7, 2019, in connection with the Merger, the Company effected the Reverse Stock Split at 4:01 p.m. Eastern Time. As of the opening of the Nasdaq Capital Market on June 10, 2019, the Common Stock began to trade on a Reverse Stock Split-adjusted basis.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every seven shares of Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of Common Stock after the Reverse Stock Split. The vesting of all outstanding and unexercised options to purchase shares of Common Stock was accelerated in full immediately prior to the completion of the Merger and unexercised warrants to purchase shares of Common Stock otherwise remain in effect pursuant to their terms, subject to adjustment to account for the Reverse Stock Split. Immediately following the Reverse Stock Split and the Merger, there were approximately 15,369,823 shares of Common Stock outstanding, subject to rounding down any fractional shares as a result of the Reverse Stock Split as described in the subsequent paragraph.

No fractional shares were issued in connection with the Reverse Stock Split. In accordance with the certificate of amendment to the restated certificate of incorporation of the Company, any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the consummation of the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by $7.87, the volume weighted average closing trading price of a share of Common Stock on the Nasdaq Capital Market for the five consecutive trading days ending five trading days immediately prior to the date upon which the Merger became effective, as adjusted for the Reverse Stock Split.

In accordance with the certificate of amendment to the restated certificate of incorporation of the Company, no corresponding adjustment was made with respect to the Company’s authorized Common Stock. The Reverse Stock Split has no effect on the par value of the Common Stock or authorized shares of preferred stock. Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, other than as a result of the rounding to eliminate fractional shares, as described in the preceding paragraph. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Stock Split.

On June 7, 2019, in connection with, and immediately following, the Merger, the Company filed an amendment to its restated certificate of incorporation of the Company with the Secretary of State of the State of Delaware to change the Company’s name from “GTx, Inc.” to “Oncternal Therapeutics, Inc.”

The foregoing descriptions of the certificates of amendment to the restated certificate of incorporation of the Company are not complete and are subject to and qualified in their entirety by reference to each such certificate of amendment to the amended and restated certificate of incorporation, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Pursuant to the Amended Merger Agreement, each of the directors of the Company who would not be continuing as directors after the completion of the Merger resigned as of the closing of the Merger. In connection with the Merger, the size of the Board of Directors of the Company (the “Board”) was increased to a total of nine directors. Pursuant to the terms of the Amended Merger Agreement, two of such directors were designated by the Company (Robert J. Wills, Ph.D. and Michael G. Carter, M.D., Ch.B., F.R.C.P.) and two of such directors were designated by Shanghai Pharmaceutical (USA) Inc. (“SPH USA”), Oncternal’s largest stockholder prior to the Merger and the Company’s largest stockholder after the Merger (Xin Nakanishi, Ph.D. and

Yanjun Liu, Ph.D.). Four of the five remaining directors were directors of Oncternal prior to the Merger, including David F. Hale, who has been appointed Chairman of the Company, and James B. Breitmeyer, M.D., Ph.D. who has been appointed Chief Executive Officer and President of the Company.

In accordance with the Amended Merger Agreement, on June 7, 2019, immediately prior to the effective time of the Merger, Marc S. Hanover, J.R. Hyde, III, J. Kenneth Glass, Garry A. Neil, M.D. and Kenneth S. Robinson M.D., M.Div. resigned from the Board and any respective committees of the Board to which they belonged. Following such resignations and effective as of the effective time of the Merger the following individuals were appointed to the Board: Daniel L. Kisner, M.D., as a director whose term expires at the Company’s 2020 annual meeting of stockholders, Xin Nakanishi, Ph.D., as a director whose term expires at the Company’s 2020 annual meeting of stockholders, Charles P. Theuer, M.D., Ph.D., as a director whose term expires at the Company’s 2020 annual meeting of stockholders, William R. Larue, as a director whose term expires at the Company’s 2021 annual meeting of stockholders, Yanjun Liu, M.D., Ph.D., as a director whose term expires at the Company’s 2021 annual meeting of stockholders, James B. Breitmeyer, M.D., Ph.D., as a director whose term expires at the Company’s 2022 annual meeting of stockholders and David F. Hale as a director and Chairman of the Board whose term expires at the Company’s 2022 annual meeting of stockholders. Robert J. Wills, Ph.D. and Michael G. Carter, M.D., Ch.B., F.R.C.P. continued as directors and their terms expire at the Company’s 2021 annual meeting of stockholders and 2022 annual meeting of stockholders, respectively.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In accordance with the Amended Merger Agreement, on June 7, 2019, immediately prior to the effective time of the Merger, Marc S. Hanover, J.R. Hyde, III, J. Kenneth Glass, Garry A. Neil, M.D. and Kenneth S. Robinson M.D., M.Div. resigned from the Board and any respective committee of the Board to which they belonged, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Termination of Marc S. Hanover as Chief Executive Officer

On June 7, 2019, in connection with the Merger, the Company terminated Marc S. Hanover, Chief Executive Officer. His termination is not due to a dispute or disagreement with the Company.

Following his termination of employment and subject to his execution and nonrevocation of a general release of claims (the “Hanover Release Agreement”), Mr. Hanover will be entitled to receive certain severance benefits, including:

•	A lump sum payment in an amount equal to $445,628.30.

•

Full acceleration of the vesting of all equity awards held by Mr. Hanover at the time of the termination, and an extension of the post-termination exercise period of any stock options held by Mr. Hanover through the earlier of (1) the second anniversary of the closing of the Merger or (2) the original outside expiration date of such stock options.

•

Reimbursement of or direct payment by the Company with respect to the premiums for continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or other applicable law for a period continuing until the earlier of 12 months following the employment termination date, the date he becomes eligible for group health insurance coverage through a new employer, or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law.

The foregoing description of the terms of Mr. Hanover’s severance does not purport to be complete and is qualified in its entirety by reference to the complete text of the Hanover Release Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-Q to be filed with respect to the quarter ending June 30, 2019.

Termination of Jason T. Shackelford as Vice President, Finance and Accounting, and Principal Financial and Accounting Officer

On June 7, 2019, in connection with the Merger, the Company terminated Jason T. Shackelford, Vice President, Finance and Accounting, and Principal Financial and Accounting Officer. His termination is not due to a dispute or disagreement with the Company.

Following his termination of employment and subject to his execution and nonrevocation of a general release of claims (the “Shackelford Release Agreement”), Mr. Shackelford will be entitled to receive certain severance benefits, including:

•	A lump sum payment in an amount equal to $237,929.90.

•

Full acceleration of the vesting of all equity awards held by Mr. Shackelford at the time of the termination, and an extension of the post-termination exercise period of any stock options held by Mr. Shackelford through the earlier of (1) the first anniversary of the closing of the Merger or (2) the original outside expiration date of such stock options.

•

Reimbursement of or direct payment by the Company with respect to the premiums for continued coverage under of COBRA, or other applicable law for a period continuing until the earlier of 12 months following the employment termination date, the date he becomes eligible for group health insurance coverage through a new employer, or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law.

The foregoing description of the terms of Mr. Shackelford’s severance does not purport to be complete and is qualified in its entirety by reference to the complete text of the Shackelford Release Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-Q to be filed with respect to the quarter ending June 30, 2019.

Termination of Henry P. Doggrell as Vice President, Chief Legal Officer and Secretary

On June 7, 2019, in connection with the Merger, the Company terminated Henry P. Doggrell, Vice President, Chief Legal Officer and Secretary. His termination is not due to a dispute or disagreement with the Company.

Following his termination of employment and subject to his execution and nonrevocation of a general release of claims (the “Doggrell Release Agreement”), Mr. Doggrell will be entitled to receive certain severance benefits, including:

•	A lump sum payment in an amount equal to $389,462.58.

•

Full acceleration of the vesting of all equity awards held by Mr. Doggrell at the time of the termination, and an extension of the post-termination exercise period of any stock options held by Mr. Doggrell through the earlier of (1) the second anniversary of the closing of the Merger or (2) the original outside expiration date of such stock options.

•

Reimbursement of or direct payment by the Company with respect to the premiums for continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or other applicable law for a period continuing until the earlier of 12 months following the employment termination date, the date he becomes eligible for group health insurance coverage through a new employer, or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law.

The foregoing description of the terms of Mr. Doggrell’s severance does not purport to be complete and is qualified in its entirety by reference to the complete text of the Doggrell Release Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-Q to be filed with respect to the quarter ending June 30, 2019.

Termination of Robert J. Wills, Ph.D. as Executive Chairman

On June 7, 2019, in connection with the Merger, the Company terminated Robert J. Wills, Ph.D. as Executive Chairman. His termination is not due to a dispute or disagreement with the Company. Dr. Wills remains a director on the Board.

Following his termination of employment and subject to his execution and nonrevocation of a general release of claims (the “Wills Release Agreement”), Dr. Wills will be entitled to receive certain severance benefits, including:

•	A lump sum payment in an amount equal to $226,600.14.

•

Full acceleration of the vesting of all equity awards held by Dr. Wills at the time of the termination, and an extension of the post-termination exercise period of any stock options held by Dr. Wills through the earlier of (1) the first anniversary of the closing of the Merger or (2) the original outside expiration date of such stock options.

•

Reimbursement of or direct payment by the Company with respect to the premiums for continued coverage under of COBRA, or other applicable law for a period continuing until the earlier of 12 months following the employment termination date, the date he becomes eligible for group health insurance coverage through a new employer, or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law.

The foregoing description of the terms of Dr. Will’s severance does not purport to be complete and is qualified in its entirety by reference to the complete text of the Wills Release Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-Q to be filed with respect to the quarter ending June 30, 2019.

Appointment of Officers

On June 7, 2019, in connection with the Merger, the Company appointed James B. Breitmeyer, M.D., Ph.D. as Chief Executive Officer and President, Richard G. Vincent as Chief Financial Officer, and Hazel M. Aker as General Counsel of the Company.

James B. Breitmeyer, M.D., Ph.D.

Since September 2015, Dr. Breitmeyer, 65, has served as President, Chief Executive Officer and director of Oncternal. Dr. Breitmeyer is a veteran biotech executive with experience successfully starting and growing biotechnology organizations. He has been responsible for both the development and implementation of both operational and drug development strategies, as well as supervising and managing both large organizations and emerging biotechnology companies. Dr. Breitmeyer served as President of Bavarian Nordic, Inc. and Executive Vice President of Bavarian Nordic A/S, a multinational corporation headquartered in Denmark, from February 2013 to July 2015 where he oversaw business operations and development strategy both for Bavarian Nordic, Inc. and Bavarian Nordic A/S. He has been a director of Zogenix, Inc., a public pharmaceutical company, since March 2014, and was their acting Chief Medical Officer from August 2012 to February 2013 where he was responsible for clinical development and regulatory strategy. He previously served as the Executive Vice President of Development and Chief Medical Officer of Cadence Pharmaceuticals Inc., a public pharmaceutical company, from August 2006 to August 2012, and the Chief Medical Officer of Applied Molecular Evolution Inc., a wholly- owned subsidiary of Eli Lilly and Co., a global pharmaceutical company, from December 2001 to August 2006. Dr. Breitmeyer was also the founder, President and Chief Executive Officer of the Harvard Clinical Research Institute, and Chief Medical Officer and Head of Research & Development for North America at Serono Laboratories Inc., an international biopharmaceutical company. Dr. Breitmeyer served as a founding collaborator and scientific advisor to Immunogen Inc., a biotechnology company, and held clinical and teaching positions at the Dana Farber Cancer Institute and Harvard Medical School. Currently, Dr. Breitmeyer serves as a director on two public boards, Zogenix, Inc. (ZGNX) where he is also a member of the compensation committee and Otonomy, Inc. (OTIC) where he is a director and member of the compensation and audit committees. Dr. Breitmeyer earned his B.A. in Chemistry from the University of California, Santa Cruz and his M.D. and Ph.D. from Washington University School of Medicine and is Board Certified in Internal Medicine and Oncology. He holds an active California medical license.

Employment Offer Letter with James B. Breitmeyer, M.D., Ph.D.

In May 2017, Oncternal entered into an employment offer letter with James B. Breitmeyer. Dr. Breitmeyer has agreed to devote all of his working time and attention to the business affairs of Oncternal and the Company. Dr. Breitmeyer is currently entitled to an annual base salary of $489,250 and a target annual bonus in an amount to be determined by the Board.

Dr. Breitmeyer’s employment offer letter provides for severance benefits upon a qualifying termination of employment, including modified severance benefits on a qualifying termination of employment following a change in control. If Oncternal terminates Dr. Breitmeyer’s employment without cause or if he resigns for good reason, he is entitled to the following payments and benefits, subject to a release of claims in favor of Oncternal: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice of Oncternal to which he is entitled; (2) 6 months of base salary continuation payments, generally payable in accordance with Oncternal’s usual payroll practices (which amount will be increased to 12 months in the event such termination occurs following a change in control and shall be paid in a lump sum instead of in installments); and (3) continuation of health benefits at Oncternal’s expense for a maximum of the duration of the severance period.

Dr. Breitmeyer’s employment offer letter also provides for certain accelerated vesting of his outstanding stock awards (other than the restricted stock granted to him in February 2016, the accelerated vesting of which is governed by the terms of that award agreement). Specifically, if Oncternal terminates Dr. Breitmeyer’s employment without cause or if he resigns for good reason, in either case within 90 days prior to or at any time following a change in control, he will be entitled to the automatic acceleration of the vesting and exercisability of his stock options, restricted stock and such other awards (other than any restricted stock issued to him in February 2016). In addition, all of his stock options, restricted stock and such other awards (including any restricted stock issued to him in February 2016) will vest in the event of his termination of employment by reason of his death or disability. Finally, 50% of all of his stock options, restricted stock and such other awards (including any restricted stock issued to him in February 2016) will vest upon the occurrence of a change in control. In addition, all of his restricted stock issued to him in February 2016 will vest in the event of his termination without cause or resignation for good reason following a change in control (and the terms “cause,” “good reason” and “change in control” have substantially the same definitions as given to such terms in his employment offer letter).

The severance benefits prescribed by Dr. Breitmeyer’s employment offer letter are subject to a Section 280G better-off cutback provision, which provides that, in the event that the benefits provided to him pursuant to the employment offer letter or otherwise constitute parachute payments with the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the severance benefits will either be delivered in full or reduced to the extent necessary to avoid an excise tax under Section 4999 of the Code, whichever would result in him receiving the largest amount of severance benefits on an after-tax basis.

The foregoing description of the terms of Dr. Breitmeyer’s employment offer letter does not purport to be complete and is qualified in its entirety by reference to the complete text of Dr. Breitmeyer’s employment offer letter, which is incorporated herein by reference to Exhibit 10.64 to the Company’s Registration Statement on Form S-4 filed with the SEC on April 8, 2019.

Richard G. Vincent

Mr. Vincent, 56, has served as Oncternal’s Chief Financial Officer since April 2017. From 2012 to the present, Mr. Vincent has worked as an independent Chief Financial Officer, and was Chief Financial Officer and Secretary of Sorrento Therapeutics from January 2011 through February 2015. From 2008 to January 2011, Mr. Vincent served as an independent Chief Financial Officer to several pharmaceutical, biotech and medical device companies, including Avalyn Pharma (co-founder), Meritage Pharma, and Elevation Pharmaceuticals. Mr. Vincent served as Chief Financial Officer for Verus Pharmaceuticals from 2004 to 2008, and Women First Healthcare from 2003 to 2005. Mr. Vincent’s areas of responsibility have spanned all areas of finance, treasury, investor and public relations, human resources, information technology, facilities and project management. From 1987 to 1995, Mr. Vincent held a number of positions with Deloitte & Touche LLP, the last of which was senior manager, where he specialized in emerging growth and publicly-reporting companies. Mr. Vincent became a Certified Public Accountant in California in 1989 and holds a B.S. degree in business with an emphasis in accounting from San Diego State University.

Employment Offer Letter with Richard G. Vincent

In January 2019, Oncternal entered into an employment offer letter with Richard G. Vincent. Mr. Vincent has agreed to devote 80% of his working time and attention to the business affairs of Oncternal and the Company. Mr. Vincent is currently entitled to an annual base salary of $300,000 and a target annual bonus in an amount to be determined by the Board.

Mr. Vincent’s employment offer letter provides for severance benefits upon a qualifying termination of employment, including modified severance benefits on a qualifying termination of employment following a change in control. If Oncternal terminates Mr. Vincent’s employment without cause or if he resigns for good reason, he is entitled to the following payments and benefits, subject to a release of claims in favor of Oncternal: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice of Oncternal to which he is entitled; (2) 6 months of base salary continuation payments, generally payable in accordance with Oncternal’s usual payroll practices (which amount will be increased to 12 months in the event such termination occurs following a change in control and shall be paid in a lump sum instead of in installments); and (3) continuation of health benefits at Oncternal’s expense for a maximum of the duration of the severance period.

Mr. Vincent’s employment offer letter also provides for certain accelerated vesting of his outstanding stock awards. Specifically, if Oncternal terminates Mr. Vincent’s employment without cause or if he resigns for good reason, in either case within 90 days prior to or at any time following a change in control, he will be entitled to the automatic acceleration of the vesting and exercisability of his stock options, restricted stock and such other awards. In addition, all of his stock options, restricted stock and such other awards will vest in the event of his termination of employment by reason of his death or disability. Finally, 50% of all of his stock options, restricted stock and such other awards will vest upon the occurrence of a change in control.

The severance benefits prescribed by Mr. Vincent’s employment offer letter are subject to a Section 280G better-off cutback provision, which provides that, in the event that the benefits provided to him pursuant to the employment offer letter or otherwise constitute parachute payments with the meaning of Section 280G of the Code, the severance benefits will either be delivered in full or reduced to the extent necessary to avoid an excise tax under Section 4999 of the Code, whichever would result in him receiving the largest amount of severance benefits on an after-tax basis.

The foregoing description of the terms of Mr. Vincent’s employment offer letter does not purport to be complete and is qualified in its entirety by reference to the complete text of Mr. Vincent’s employment offer letter, which is incorporated herein by reference to Exhibit 10.65 to the Company’s Registration Statement on Form S-4 filed with the SEC on April 8, 2019.

Hazel M. Aker

Hazel Aker, 63, has served as General Counsel to Oncternal since February 2019. Prior to Oncternal, Ms. Aker worked as an independent legal consultant from 2014 to the present, and was Senior Vice President, General Counsel and Secretary of Cadence Pharmaceuticals, Inc., from April 2007 through its acquisition by Mallinckrodt plc in March 2014. Previously, Ms. Aker served as General Counsel for several pharmaceutical, biotech and medical device companies. Ms. Aker is a member of the State Bar of California and holds a J.D. from the University of San Diego School of Law, and a B.A. from the University of California, San Diego.

Employment Offer Letter with Hazel Aker

In March 2019, Oncternal entered into an employment offer letter with Hazel Aker. Ms. Aker has agreed to devote half of her working time and attention to the business affairs of Oncternal and the Company. Ms. Aker is currently entitled to an annual base salary of $150,000 and a target annual bonus in an amount to be determined by the Board.

There are no family relationships among any of the Company’s directors and executive officers. Please refer to “Related Party Transactions of Directors and Executive Officers of the Combined Organization” in the Company’s prospectus/definitive proxy statement filed with the SEC on May 8, 2019 for a description of related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K , which descriptions are incorporated herein by reference as it pertains to the executive officers identified in this Item 5.02(c). In addition, the Company engaged Newfront Insurance as its broker to obtain director and officer liability insurance for the Company effective as of the Merger. Jake Vincent, the son of Richard Vincent, acted as the Company’s agent at Newfront Insurance. The Company will pay a premium of approximately $1.0 million, for which Jake Vincent will derive a commission of approximately $87,000.

Appointment of Directors

(d) The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the appointment of directors to the Board in accordance with the Amended Merger Agreement is incorporated by reference into this Item 5.02(d).

On June 7, 2019, Mr. Hale, Dr. Kisner and Mr. LaRue were appointed to the audit committee of the Board and Mr. LaRue was appointed as the chair of the audit committee of the Board. On June 7, 2019, Mr. Hale, Dr. Kisner and Mr. LaRue were appointed to the Compensation Committee, and Mr. Hale was appointed as the chair of the Compensation Committee. On June 7, 2019, Dr. Carter, Mr. Hale and Dr. Theuer were appointed to the nominating and corporate governance committee of the Board, and Dr. Carter was appointed as the chair of the nominating and corporate governance committee of the Board.

David F. Hale

David F. Hale, 70, is a co-founder and has served as a member of the Oncternal Board since 2013 and as chairman of the Oncternal Board since December 2018. Since May 2006, Mr. Hale has served as Chairman & CEO of Hale Biopharma Ventures, LLC. He is a serial entrepreneur who has been involved in the formation and development of numerous life sciences companies. He was previously President and CEO of CancerVax Corporation, a cancer therapeutic company from October 2000 through May 2006 when CancerVax merged with Micromet, Inc. He became Chairman of Micromet, Inc. until the sale of the company to Amgen Inc. in 2012. After joining Hybritech, Inc., in 1982, he was President & Chief Operating Officer and became CEO in 1986, when Hybritech was acquired by Eli Lilly and Co. From 1987 to 1997 he was Chairman, President and CEO of Gensia, Inc. He was a co-founder and Chairman of Viagene, Inc. from 1987 to 1995. He was President and CEO of Women First HealthCare, Inc. from January 1998 to June 2000. Prior to joining Hybritech in 1982, Mr. Hale was Vice President and General Manager of BBL Microbiology Systems, a division of Becton, Dickinson & Co. and from 1971 to 1980, held various marketing and sales management positions with Ortho Pharmaceutical Corporation, a division of Johnson & Johnson, Inc. Mr. Hale also serves as Chairman of Biocept, Inc. and Conatus Pharmaceuticals Inc. Mr. Hale previously served as Chairman of Santarus, Inc., Somaxon, Inc., SkinMedica, Inc., CRISIMed, Inc. and Agility Clinical, Inc. He also serves as Chairman of a number of privately held companies, including MDR Aesthetics Inc., Recros Medica, Inc., Clarify Medical, Inc., Neurana Pharmaceuticals, Inc. and Adigica Health, Inc., and as a Director of Neurelis, Inc. Mr. Hale also is a co-founder and serves on the Board of Directors of BIOCOM, is a former member of the board of Biotechnology Industry Organization, or BIO, and the Biotechnology Institute. Mr. Hale also serves as a member of the board of directors of the San Diego Economic Development Corporation, as a board trustee of Rady Children’s Hospital of San Diego, Chairman of the board of Rady Children’s Institute of Pediatric Genomics and a trustee of the Salk Institute. He is a co-founder of the CONNECT Program in Technology and Entrepreneurship. Mr. Hale holds a B.A. in Biology and Chemistry from Jacksonville State University.

James B. Breitmeyer, M.D., Ph.D.

The information set forth in Item 5.02(c) of this Current Report on Form 8-K with respect James B. Breitmeyer, M.D., Ph.D. is incorporated by reference into this Item 5.02(d).

Daniel L. Kisner, M.D.

Daniel L. Kisner, M.D., 71, currently serves as an independent consultant in the life science industry. He was a partner at Aberdare Ventures from 2003 to 2011. Dr. Kisner served as Chairman of the Board of Directors of Caliper Life Sciences from 2002 to 2008, and as President and CEO of its predecessor company, Caliper Technologies, from 1999 to 2002. He held positions of increasing responsibility at Isis Pharmaceuticals, Inc., from 1991 to 1999, most recently as President and COO. Dr. Kisner previously served in pharmaceutical research and development executive positions at Abbott Laboratories from 1988 to 1991 and at SmithKline Beckman Laboratories from 1985 to 1988. He held a tenured faculty position in the Division of Medical Oncology at the University of Texas, San Antonio School of Medicine until 1985 after a five-year advancement through the Cancer Treatment Evaluation Program of the National Cancer Institute. Dr. Kisner is board certified in internal medicine and medical oncology. Dr. Kisner holds a B.A. from Rutgers University and an M.D. from Georgetown University. Dr. Kisner currently serves as a director at Conatus Pharmaceuticals Inc., Zynerba Pharmaceuticals and Dynavax Technologies Corporation, and has extensive prior private and public company board experience, including serving as Chairman of the Board of Directors at Tekmira Pharmaceuticals.

William R. LaRue

William R. LaRue, 68, has served as a member of the Oncternal Board since December 2017. Mr. LaRue currently serves as an independent board member for multiple public and private companies in the life science industry. He served as Senior Vice President and Chief Financial Officer at Cadence Pharmaceuticals, Inc., a biopharmaceutical company, starting in June 2006, and expanded his role to serve as Assistant Secretary at Cadence in April 2007, serving in both capacities until the company’s acquisition by Mallinckrodt plc in March 2014. At Cadence, Mr. LaRue was a member of the Executive Committee with direct responsibility for the company’s financial leadership including corporate financing, investor relations, financial planning and reporting, SEC reporting, accounting, treasury, risk management, tax and information technology. During his tenure, Cadence raised over $375 million in public and private equity and senior debt, including an IPO in October 2006 as the company transitioned from a development stage to a commercial stage company. Prior to joining Cadence, Mr. LaRue served as the Senior Vice President and Chief Financial Officer of CancerVax Corporation, a biotechnology company, from 2001 until its merger with Micromet, Inc. in May 2006. Mr. LaRue currently serves as a member of the board of directors and chair of the Audit Committee of Tracon Pharmaceuticals, Inc., Conatus Pharmaceuticals, Inc. and Alastin Skincare, Inc. He previously served on the boards of directors of Applied Proteomics, Inc., Neurelis, Inc. and Cadence Pharmaceuticals, Inc. Mr. LaRue received a B.S. in business administration and an M.B.A. from the University of Southern California.

Yanjun Liu, M.D., Ph.D.

Yanjun Liu, M.D., Ph.D., 54, has served as a member of the Oncternal Board since November, 2018. He has been Vice President of Shanghai Pharmaceuticals Holding Co., Ltd. (“SPH”) and holds the position of President of the Central Research Institute, a division of SPH, since 2013. Dr. Liu serves as Chairman of the Board of Shanghai Jiaolian Medicine Research and Development Co., Ltd, a wholly-owned subsidiary of SPH. From 2001 to 2012, Dr. Liu served as a Vice General Manager in Shanghai Fudan-Zhangjiang Bio-Pharmaceutical Co. Dr. Liu holds a M.D. and a Ph.D. from Second Military Medical University in Shanghai, China.

Xin Nakanishi, Ph.D.

Xin Nakanishi, Ph.D., 57, has served as a member of the Oncternal Board since November 2018. She has served as the Chief Executive Officer of Shanghai Pharma Biotherapeutics USA Inc., a subsidiary of SPH USA, since July 2018. Dr. Nakanishi previously served as a venture partner at Yuansheng bioVENTURE from 2017-2018, and was CEO and founder of Sunvita Therapeutics, LLC from 2009- 2018 a company that provided cross border business development for various U.S. and Chinese biopharmaceutical companies. She was also the Director of Biology at Phenomix Inc., a senior scientist at Pfizer, and a group leader at Immusol Inc. Dr. Nakanishi holds a B.A. in Virology from Wuhan University and a Ph.D. in Biochemistry from the University of Kansas.

Charles P. Theuer, M.D., Ph.D.

Since March of 2018, Dr. Theuer, 55, has served as a member of the Oncternal Board. He has been President, Chief Executive Officer and a member of the board of TRACON Pharmaceuticals, Inc. since July 2006. From 2004 to 2006, Dr. Theuer was the Chief Medical Officer at TargeGen, Inc., a biotechnology company. Prior to joining TargeGen, Inc., Dr. Theuer was Director of Clinical Oncology at Pfizer, Inc., a pharmaceutical corporation, from 2003 to 2004. Dr. Theuer has also held senior positions at IDEC Pharmaceuticals Corp. from 2002 to 2003 and at the National Cancer Institute from 1991 to 1993. In addition, he has held academic positions at the University of California, Irvine, where he was Assistant Professor in the Division of Surgical Oncology and Department of Medicine. Dr. Theuer currently serves as a director at 4D Molecular Therapeutics, a position he has held since January 2016. Dr. Theuer received a B.S. from the Massachusetts Institute of Technology, an M.D. from the University of California, San Francisco, and a Ph.D. from the University of California, Irvine. He completed a general surgery residency program at Harbor-UCLA Medical Center and was board certified in general surgery in 1997.

On June 7, 2019, Mr. LaRue, Mr. Hale and Dr. Kisner were appointed to the audit committee of the Board and Mr. LaRue was appointed the chair of the audit committee. On June 7, 2019, Mr. Hale, Mr. LaRue and Dr. Kisner were appointed to the compensation committee of the Board and Mr. Hale was appointed as the chair of the compensation committee. On June 7, 2019, Dr. Carter, Mr. Hale and Dr. Theuer were appointed to the nominating and corporate governance committee of the Board and Dr. Carter was appointed as the chair of the nominating and corporate governance committee. On June 7, 2019, Dr. Theuer, Dr. Kisner and Dr. Nakanishi were appointed to the scientific and development committee of the Board and Dr. Theuer was appointed as the chair of the scientific and development committee. Dr. Carter remained a member of the scientific and development committee.

There are no family relationships among any of the Company’s directors and executive officers. Please refer to “Executive Compensation of the Combined Company Officers—Oncternal Director Compensation” and “Related Party Transactions of Directors and Executive Officers of the Combined Organization” in the Company’s prospectus/definitive proxy statement filed with the SEC on May 8, 2019 for a description of related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K, which descriptions are incorporated herein by reference as it pertains to the directors identified in this Item 5.02(d).

2019 Incentive Award Plan

(e) On June 5, 2019, at the Special Meeting, the Company’s stockholders approved the Company’s 2019 Incentive Award Plan (the “2019 Plan”). The 2019 Plan authorizes the issuance of the sum of (1) 11,750,000 shares of the Company’s common stock; plus (2) any shares of the Company’s common stock which are subject to awards under the 2013 Equity Incentive Plan as of the 2019 Plan’s effective date which become available for issuance under the 2019 Plan pursuant to its terms thereafter (which number of shares added pursuant to this clause (2) shall not to exceed 1,948,400 shares); plus (3) an annual increase on January 1 of each year beginning January 1, 2020 and ending on and including January 1, 2029, equal to the lesser of (i) 5% of the aggregate number of shares of the Company’s common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares of the Company’s common stock as is determined by the Board. Notwithstanding the foregoing, the maximum number of shares of common stock that may be issued or transferred pursuant to incentive stock options (“ISOs”), as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), under the 2019 Plan shall be 50,000,000 shares (which number is pre-Reverse Stock Split). The 2019 Plan became effective on June 7, 2019.

Administration. The 2019 Plan is administered by the Board or a committee or subcommittee of the Board or officers of the Company or any of its subsidiaries to the extent the Board’s powers or authority under the 2019 Plan have been delegated to such committee or subcommittee (the “Administrator”). Subject to the terms and conditions of the 2019 Plan, the Administrator has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, and the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the 2019 Plan. The Administrator is also authorized to establish, adopt, amend or revise rules relating to administration of the 2019 Plan. The Board may at any time revest in itself the authority to administer the 2019 Plan.

Awards. The 2019 Plan authorizes the Administrator to grant stock options, restricted stock, restricted stock units, stock appreciation rights and other stock or cash based awards. The 2019 Plan authorizes the grant of awards to employees and consultants of the Company and to the Company’s non-employee directors. The sum of any cash compensation, or other compensation, and the maximum aggregate grant date fair value of awards granted to any non-employee director as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $750,000 increased to $1,000,000 in the fiscal year of a non-employee director’s initial service as a non-employee director, except the Administrator may make exceptions to this limit in extraordinary circumstances.

Other Provisions. The 2019 Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The 2019 Plan may be amended or terminated by the Administrator at any time, subject to certain limitations requiring stockholder consent or the consent of the participant.

The terms and conditions of the 2019 Plan are described in the section entitled “Proposal No. 4—Approval of the Adoption of the GTx, Inc. 2019 Incentive Award Plan” in the Company’s prospectus/definitive proxy statement filed with the SEC on May 8, 2019. The Company’s directors and executive officers are eligible to participate in the 2019 Plan. The foregoing description of the 2019 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2019 Plan, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On June 9, 2019, the Company amended and restated its Amended and Restated Bylaws, as amended, for the purpose of reflecting the Name Change. The Amended and Restated Bylaws of the Company are filed herewith as Exhibit 3.3 and incorporated herein by reference.

Commencing on June 10, 2019, the Company expects the trading symbol for its Common Stock, which is currently listed on the Nasdaq Capital Market, to change from GTXI to ONCT. The change in trading symbol is related solely to the Name Change.

Item 8.01	Other Events.

On June 10, 2019, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The Company intends to file the financial statements of Oncternal required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Exhibits

3.1	Certificate of Amendment related to the Reverse Stock Split, filed June 7, 2019

3.2	Certificate of Amendment related to the Name Change, filed June 7, 2019

3.3	Amended and Restated Bylaws of the Registrant

10.1	CVR Agreement, dated as of June 7, 2019, by and between the Registrant, Marc S. Hanover, as the Holders’ Representative, and Computershare Investor Services, as Rights Agent

10.2	Registrant’s 2019 Incentive Award Plan effective June 7, 2019 (incorporated by reference to Annex F of the Registrant’s prospectus/definitive proxy statement filed on May 8, 2019)

99.1	Press Release, dated June 10, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncternal Therapeutics, Inc.

Date: June 10, 2019	By:	/s/ James B. Breitmeyer, M.D., Ph.D.
Name: James B. Breitmeyer, M.D., Ph.D.
Title: President and Chief Executive Officer